SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 6, 2012

HUIXIN WASTE WATER SOLUTIONS, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Cayman Islands	000-52339	N/A
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

#99 Jianshe Road 3, Pengjiang District, Jiangmen City
Guangdong Province, 529000
People’s Republic of China

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) (750) 395-9988
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Copies to:

Hunter Taubman Weiss LLP
17 State Street, Floor 20
 New York, NY 10004
Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2013, we received a license form Guzhou National Land and Resource granting our PRC operating subsidiary Guizhou Yufeng Melt Co., Ltd ( the “Guizhou Yufeng”) a mining right to an aluminum bauxite mine located at Xiuwen County Longchang Town Ganba 25th Group (the “Ganba Mine”). As we disclosed in our Footnote 8 Other Long-term Asset for the financial statement for the periods ended September 30, 2012 on our quarterly report Form 10-Q for the periods ended September 30, 2012, in accordance with PRC regulations on natural resources, obtaining mining right does not take effect unless it is approved by the Ministry of Land and Resource of the PRC and other related local governments. Upon receipt of the license, we have formally possessed the mining right to Ganba Mine.

On August 28, 2012, Guizhou Yufeng entered into a transfer agreement with Xiuwen Longchang Mineral Industry Co., Ltd ( the “Longchang Mineral”), pursuant to which, Longchang Mineral transfers its mining right to Ganba Mine to Guizhou Yufeng for consideration of RMB520 million (approximately $83 million) and Guizhou Yufeng transfers its mining right to a Guizhou Yufeng aluminum bauxite mine, also known as Xiuwen Zhongxue Mine (the “Xiuwen Zhongxue Mine”) to Longchang Mineral for consideration of RMB 18 million (approximately $2.87 million) ( the “Transfer Agreement”). Upon receipt of the permit, on February 7, 2013, both parties entered into a supplement agreement to confirm the terms in the Transfer Agreement ( the “Supplement Agreement”).

According to the terms of the Transfer Agreement and the Supplement Agreement, the payment of RMB 18 million of the mining right to Xiuwen Zhongxue Mine will be credited to the payment of RMB 520 million for the mining right to Ganba Mine, proportionally based on the installment schedule of the payment;  and all payments prior to the approval of Guzhou National Land and Resource are considered as security deposit with applicable interest should the transaction be rejected by the Ministry of Land and Resources of the PRC. Both parties shall make preparation for the deliveries of Ganba mine and Wiuwen Zhongxue Mine and once Guizhou Yufeng receives the mining right license, both parties shall start the procedures of the deliveries of Ganba mine and Xiuwen Zhongxue Mine formally and transfer all the technical documents and licenses of their mines to each other within 3 days. As the date of this filing, Guizhou Yufeng has paid the full consideration for the transfer of the mining rights to Ganba mine to Longchang Mineral.

The Ganba Mine has an available reserve of 4,936,200 tons of aluminum bauxite, from which the aluminum for production of our products is derived. Management believes obtaining mining rights to Ganba Mine allows the Company to expand its mineral reserves for High-performance Aluminate Calcium (HAC) powder, the core component of water purifying agent and possible profitable sales of aluminum products in the future.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 — Transfer Agreement dated August 28, 2012
Exhibit 10.2 — Supplement Agreement dated February 7, 2013
Exhibit 99.1 — Mining Right License from Guzhou National Land and Resource

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUIXIN WASTE WATER SOLUTIONS, INC.

Date: February 11, 2013	By:	/s/ Mingzhuo Tan
Name: Mingzhuo Tan
Chief Executive Officer, President and Chairman of the Board of Directors (Duly authorized officer and principal executive officer)